RESIGNATION LETTER


February 1, 2008

The Board of Directors of
China Pharma Holdings, Inc.
2ND Floor, No. 17, Jinpan Road
Haikou, Hainan Province
P.R.China  570216

Gentlemen:

     This letter confirms that I hereby resign as a director of China Pharma Holding, Inc., a Delaware corporation (the "Corporation") with immediate effect.

     My resignation is not the result of any disagreement with the Corporation on any matter relating to its operation, policies (including accounting or financial policies) or practices, and I have no claims against the Corporation for compensation for loss of office.



                                                Sincerely,

                                                /s/ Heung Mei Tsui
                                                -----------------------------
                                                Heung Mei TSUI